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                                  Morgan & Company
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                                  Chartered Accountants
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                                  P.O. Box 10007, Pacific Centre
                                  Suite 1730 - 700 West Georgia Street
                                  Vancouver, B.C. V7Y 1A1
                                  Telephone (604) 687-5841
                                  Fax (604) 687-0075
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              INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Balsam Ventures, Inc. on Form SB-2 of our Auditors' Report, dated February 2, 2000, on the balance sheet of Balsam Ventures, Inc. as of December 31, 1999, and the statements of loss and deficit, cash flows, and stockholders' equity for the period then ended.

In addition, we consent to the reference to us under the heading
"Experts" in such Registration Statement.




Vancouver, Canada                    /s/ Morgan & Company
July 21, 2000                        Chartered Accountants